Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated October 4, 2024, relating to the financial statements of Oaktree Acquisition Corp. III Life Sciences, as of July 15, 2024 and for the period from June 28, 2024 (inception) through July 15, 2024, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

October 4, 2024